		Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended October 31, 2011

	United States
	Commodity
Statements of Income (Loss)	Index Fund	Total

Income
Realized Trading Gain (Loss)	$(11,489,477)	$(11,489,477)
Unrealized Gain (Loss) on Market Value of Futures	31,967,098	31,967,098
Interest Income	8,463	8,463
ETF Transaction Fees	1,400	1,400
Total Income (Loss)	$20,487,484	$20,487,484

Expenses
Investment Advisory Fee	$332,521	$332,521
Tax Reporting Fees	13,950	13,950
Legal Fees	13,001	13,001
Brokerage Commissions	11,131	11,131
Audit Fees	8,494	8,494
Prepaid Insurance Expense	1,278	1,278
Total Expenses	$380,375	$380,375
Net Income (Loss)	$20,107,109	$20,107,109

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/11	$391,710,248	$391,710,248
Additions	17,910,944	17,910,944
Withdrawals	(5,817,573)	(5,817,573)
Net Income (Loss)	20,107,109	20,107,109

Net Asset Value End of Period	$423,910,728	$423,910,728
Net Asset Value Per Unit	$61.44

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 10/1/11	6,700,000	6,700,000
Additions	300,000	300,000
Withdrawals	(100,000)	(100,000)
Units Outstanding End of Period	6,900,000	6,900,000

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended October 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502